UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2005

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1250 N.E. Loop 410, Suite 1000
San Antonio, Texas		78209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                   Entry into a Material Definitive Agreement.

A.  Adoption of Annual Incentive Compensation Plan for 2006 fiscal year

On August 5, 2005, the Board of Directors (the “Board”) of Pioneer Drilling Company (“Pioneer Drilling”) adopted an Annual Incentive Compensation Plan (the “AICP”) to be sponsored by Pioneer Drilling Services, Ltd. (“Pioneer Services”). The AICP is designed to reward selected executive officers, managers and certain other key employees of Pioneer Services and its affiliates for making significant contributions to the success of Pioneer Drilling and its subsidiaries, including Pioneer Services.

The following is a brief description of the material terms and conditions of the AICP.  It is qualified in its entirety by reference to the complete text of the AICP, which is included as Exhibit 10.1 to this Report.

Only those employees who are designated by Pioneer Drilling’s Chief Executive Officer (the “CEO”), approved by the Compensation Committee of the Board of Pioneer Drilling (the “Committee”) and who execute a written agreement setting forth the terms and conditions of the award, are eligible to participate in the AICP.    The AICP will be administered by the Committee and the Committee will determine all terms and conditions of any awards to be given under the AICP.   However, the Committee may delegate to the CEO all aspects of managing and administering the AICP to the extent permitted by law, provided that the delegated duties do not directly affect any awards under the AICP that the CEO or other executive officers of Pioneer Drilling may receive.

The AICP sets forth various performance measures which are selected and weighted for each participant to give emphasis to performance measures as to which the participant has the most direct control.  These performance measures may vary among participants and can change from year to year.  Each participant may also have a personal objective performance measure which will be evaluated on specific individual objectives or on an overall management assessment of the participant’s contribution to the organization.  The following performance measures will be used for Pioneer Drilling’s 2006 fiscal year:

•                  Net earnings divided by the average fully diluted common shares outstanding during the fiscal year.

•                  Income before interest, taxes, depreciation and amortization (“EBITDA”).

•                  EBITDA divided by the average shareholder’s equity plus average long-term debt (less current installments) for the fiscal year.

•                  Gross margin for the year divided by the total revenue days for the year for the applicable business unit of Pioneer Drilling and its subsidiaries.  Gross margin is revenue less all direct costs and allocated yard and the business unit’s general and administrative costs.  This measure may be expressed as an absolute goal or percentage improvement over the prior year.

•                  Total supply, repair and maintenance costs for the year divided by the total rig days for the year.

•                  For the applicable business unit, the number of recordable safety-related incidents per 200,000 hours worked for the year.

•                  For each participant, specific individual goals or objectives will be established at the beginning of the AICP year and evaluated by management at the end of the year.

For each performance measure, a “threshold”, “target” and “above expectation” level will be established.  Based upon the weighting of the various performance measures for the AICP participants, an incentive award opportunity will be established for each performance level.  The size of the award opportunity will vary according to the participant’s eligibility level, which will also be determined by the Committee, and whether the participant meets the “threshold”, “target” or “above expectation” level.

The Committee, in its discretion and based upon any factors that it deems relevant, has the ability to increase or reduce the amount of, or cancel payment of, any awards otherwise payable based upon the performance measures listed above.  Payments made under the AICP shall be made in the form of a lump-sum cash payment as soon as practicable following the end of Pioneer Drilling’s fiscal year, but not later than two and one-half months after the end of Pioneer Drilling’s fiscal year.

B.  Adoption of Executive Severance Plan

On August 5, 2005, the Board of Pioneer Drilling also adopted an Executive Severance Plan (the “ESP”) to be sponsored by Pioneer Services.  The purpose of the ESP, which is available to selected senior management employees of Pioneer Services, is to assist Pioneer Services in attracting and retaining competent and capable executives to perform services for Pioneer Drilling, to provide greater incentives to such executives to attain and maintain high levels of performance, and to provide some protection for loss of salary and benefits in the event of certain involuntary terminations or changes in control of Pioneer Drilling.

The following is a brief description of the material terms and conditions of the ESP.  It is qualified in its entirety by reference to the complete text of the ESP, which is included as Exhibit 10.3 to this Report.

Participation in the ESP is limited to those employees of Pioneer Services who are considered to be senior management employees by the Committee and who are designated by the Committee, in its sole discretion, as participants in the ESP.  The Committee, upon 12 months’ written notice, may also terminate an employee’s participation in the ESP; provided that an individual participating immediately prior to a change in control may not be removed from the ESP prior to the date two years following the change in control of Pioneer Drilling (as defined in the ESP).  Participants in the ESP will be designated by the Committee as either “Level A” or “Level B” participants.

In the event of an “involuntary termination” of either a Level A or a Level B participant and subject to certain conditions, including the requirement that an ESP participant execute an acceptable waiver and release of claims, the participant will receive (i) a lump-sum cash payment equal to 100%, in the case of Level A participants, or 50%, in the case of Level B participants, of the participant’s Base Salary (as defined in the ESP), (ii) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, to the extent such stock options or other equity-based awards would have otherwise vested within 12 months, in the case of Level A participants, or six months, in the case of Level B participants (as applicable, the “Continuation Period”), following the involuntary termination and (iii) continued life insurance and medical benefits coverage for the applicable Continuation Period.  Upon an involuntary termination within two years following the effective date of a change in control of Pioneer Drilling, participants will receive (i) 300%, in the case of Level A participants, or 150%, in the case of Level B participants, of the sum of the participant’s Base Salary and maximum annual bonus, (ii) immediate and full vesting of all stock options and other equity-based awards and (iii) continued life and medical insurance coverage for the applicable Continuation Period.  An “involuntary termination” means the termination of the participant’s employment (i) by Pioneer Services for any reason other than cause, death or disability or (ii) by the participant for good reason.

The ESP may not be amended in a manner adverse to the rights of a participant without his or her consent.

C.  Termination of Superseded Employment Agreement

Effective as of August 5, 2005, Pioneer Drilling and Wm. Stacy Lock, the President and CEO of Pioneer Drilling, entered into a termination agreement in order to effect the termination of Mr. Locke’s employment agreement, the principal remaining terms of which have been superseded by the adoption of the ESP.

Item 9.01                                           Financial Statements and Exhibits

(c)                                Exhibits

10.1                         Pioneer Drilling Services, Ltd. Annual Incentive Compensation Plan

10.2                         Form of Incentive Compensation Award Agreement for use in connection with Pioneer Drilling Services, Ltd. Annual Incentive Compensation Plan

10.3                         Pioneer Drilling Services, Ltd. Executive Severance Plan

10.4                         Termination Agreement dated as of August 5, 2005 by and between Wm. Stacy Locke and Pioneer Drilling Company relating to the termination of Mr. Locke’s superseded Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ William D. Hibbetts
William D. Hibbetts
Senior Vice President and Chief Financial Officer

Date: August 10, 2005

EXHIBIT INDEX

No.	Description

10.1	Pioneer Drilling Services, Ltd. Annual Incentive Compensation Plan

10.2	Form of Incentive Compensation Award Agreement for use in connection with Pioneer Drilling Services, Ltd. Annual Incentive Compensation Plan

10.3	Pioneer Drilling Services, Ltd. Executive Severance Plan

10.4	Termination Agreement dated as of August 5, 2005 by and between Wm. Stacy Locke and Pioneer Drilling Company relating to the termination of Mr. Locke’s superseded Employment Agreement